EXHIBIT 5.1

February 13, 2017

Royale Energy, Inc.
Royale Energy Company, Inc.
1870 Cordell Court, Suite 210
El Cajon, California 92020

RE:          Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to Royale Energy Holdings, Inc. (the “Company”), a Delaware corporation and Royale Energy, Inc., a California corporation (“Royale”), Royale Merger Sub, Inc., a California Corporation and a wholly-owned subsidiary of Company (“Royale Merger Sub”) in connection with:

(1) an Amended and Restated Agreement and Plan of Merger dated effective as of December 31, 2016 (the “Merger Agreement ”) among the Company, Royale, Royale Merger Sub, Matrix Merger Sub, Inc., and Matrix Oil Management Corporation;

(2) an Agreement and Plan Of Exchange among the Company, Royale and the partners of Matrix Investments, L.P. (other than holders of its preferred limited partnership interests);

(3) an Agreement and Plan Of Exchange among the Company, Royale and the partners of Matrix Las Cienegas Limited Partnership;

(4) an Agreement and Plan Of Exchange among the Company, Royale and the partners of Matrix Permian Investments, L.P.;

(5) an Agreement and Plan of Exchange among the Company, Royale and the holders of all outstanding common stock of Matrix Oil Corporation;

(6) a Preferred Exchange Agreement among the Company, Royale, and the holders of the Preferred Limited Partnership Interests of  Matrix Investments, L.P.; and

(7) a Registration Statement on Form S-4 (the “Registration Statement ”), which includes a proxy statement/prospectus (the “Proxy Statement/Prospectus”) related to each of the paragraphs (1) through (6) above. The Registration Statement will be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter and relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 73,001,066 shares of the common stock, $0.001 par value per share, of the Company (the “Common Shares”), and up to 2,012,400 shares of the Series B Convertible Redeemable Preferred Stock, $0.001 par value per share, of the Company (the “Series B Convertible Preferred Shares”) (together the, Common Shares and the Series B Convertible Preferred Shares are referred to as the “Shares”) to be issued in connection with the transactions that are contemplated by each of the paragraphs (1) through (6) above.

Among other things, the Merger Agreement provides for the issuance of the Shares in connection with the merger of Royale with and into Royale Merger Sub, with Royale continuing as the surviving corporation in the merger (the “Merger”).  As a result of the Merger, Royale will become a wholly-owned subsidiary of Company.

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary and appropriate for the purposes of expressing the opinion contained herein, including, without limitation, the Registration Statement, the Certificate of Incorporation of the Company, the draft form of the Certificate of Designation of the Series B Convertible Redeemable Preferred Stock of the Company, the Bylaws of the Company, resolutions adopted by the Board of Directors of the Company and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law, and made such other inquiries, as we considered necessary or appropriate as a basis for the opinion expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the parties to the Merger Agreement are accurate and complete; (2) the Merger will be effected in accordance with the terms and conditions of the Merger Agreement and as described in the Registration Statement; (3) the shareholders of Royale will approve and adopt the Merger Agreement at the annual meeting described in the Proxy Statement/Prospectus; (4) the Certificate of Designation of the Series B Convertible Redeemable Preferred Stock, in the form attached as Exhibit 33 to the Proxy Statement/Prospectus, will become effective immediately prior to the effective time of the Merger by means of a filing duly made by the Company with the Delaware Secretary of State, as described in the Proxy Statement/Prospectus; and (5) all statements as to factual matters, including those concerning the Merger, that are set forth in the Merger Agreement and the Registration Statement are accurate and complete and will remain accurate and complete at all times up to and including the effective time of the Merger;

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  As to any facts which we have not independently established or verified, we have relied upon statements and representations of the Company and others.

In connection with the opinions expressed below, we have assumed that at or prior to the time of the issuance and the delivery of any Shares, (i) the Registration Statement will have been declared effective under the Securities Act, (ii) the Registration Statement will not have been modified or terminated, and (iii) there will not have occurred any change in law affecting the validity of the issuance of the Shares.
Based solely upon the foregoing and subject to the limitations and qualifications stated herein and in the Registration Statement, we are of the opinion that when the Registration Statement has been declared effective under the Securities Act by order of the Commission and the Shares have been issued in accordance with the terms and conditions of the Merger Agreement and the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.
The opinion above is limited in all respects to the General Corporation Law of the State of Delaware and the reported judicial decisions interpreting such law.  We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.
The opinions expressed herein are based upon facts covered by our opinion and the above-referenced laws and authorities, each as in existence on this date.  Such laws and authorities may be repealed, revoked, or modified at any time, and any such change may have retroactive effect.  We assume no obligation to update or supplement such opinions to reflect any change or developments in the application or interpretation of any such laws or authorities that may occur, or any fact or circumstance that may come to our attention, after the date of this letter.

This opinion letter is intended solely for use in connection with the issuance of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  The opinion expressed herein is a legal opinion only and does not constitute a guaranty or warranty of the matters stated. The opinions herein are limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated.
We consent to the reference to our firm under the caption “Legal Matters” in the Proxy Statement/Prospectus and to the filing of this opinion as Exhibits 5.1 and 8.1 to the Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

 Strasburger & Price, L.L.P.